UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Nuveen New York AMT-Free Quality Municipal Income Fund

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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nuveen
A TIAA Company

NUVEEN NEW YORK AMT-FREE QUALITY MUNICIPAL INCOME FUND (NRK)

Protect your fund, and your investment.

ANNUAL MEETING:
August 15, 2024
11:30 AM Central Time

HOW TO VOTE:

Your Board unanimously recommends voting on the white proxy card:

✅ **For** the Board's three qualified nominees
- ✓ JOANNE T. MEDERO
- ✓ LOREN M. STARR
- ✓ MATTHEW THORNTON III

❌ **Against** the proposal to terminate the Fund's investment advisory agreement

DO NOT SIGN OR RETURN ANY CARD SENT TO YOU BY KARPUS, EVEN TO VOTE "AGAINST" OR TO "WITHHOLD" WITH RESPECT TO ITS PROPOSALS.

At the upcoming annual meeting, activist investor Karpus Management, Inc. ("Karpus") is attempting to fire Nuveen as Fund manager and oust your qualified Trustees to install their own hand-picked nominees. Karpus' actions would disrupt the strong momentum your Board and management team has achieved and force NRK's future into an uncertain situation.

+100%
1-YEAR DISTRIBUTION ENHANCEMENT
AS OF MAY 31, 2024

9.29%
1-YEAR RETURN ON MARKET PRICE
S&P Municipal Bond NY Index: 2.70%

With a track record of positive performance and consistent, recently enhanced distributions, your Fund is positioned to *continue* succeeding for you.

Safeguard your Fund and make your voice heard by voting FOR your qualified board nominees on the WHITE proxy card.

VOTE TODAY, PROTECT YOUR FUND AND YOUR FINANCIAL FUTURE.

VOTE ONLINE TODAY	VOTE BY PHONE TODAY	VOTE BY MAIL TODAY
Using the website provided on your WHITE proxy card and following the simple instructions	By calling the toll-free number on your WHITE proxy card and following the simple instructions	By completing and returning your WHITE proxy card in the postage page envelope provided

If you have any questions about the proposals to be voted upon, please feel free to contact Computershare Fund Services toll free at **(866) 679-3234**.

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